                                                                    EXHIBIT 11.1

                              QUAKER CITY BANCORP

                       COMPUTATION OF EARNINGS PER SHARE

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                                    FOR THE YEAR   FOR THE YEAR   FOR THE YEAR
                                   ENDED JUNE 30, ENDED JUNE 30, ENDED JUNE 30,
                                        1998           1997           1996
                                   -------------- -------------- --------------
     Average Common Shares
 A   Outstanding................      5,469,646      5,509,836      5,778,963
                                     ----------     ----------     ----------
 B   Net earnings for Period....     $6,610,000     $2,820,000     $3,569,000
                                     ==========     ==========     ==========
     Basic Earnings Per Share [B
     / A].......................          $1.21          $0.51          $0.62
                                     ==========     ==========     ==========
     Common Share Equivalents:
     Average Stock Options
 C   Outstanding................        602,107        499,128        607,904
                                     ----------     ----------     ----------
 D   Option Exercise Price......          $7.86          $4.80          $4.80
                                     ----------     ----------     ----------
 E   Exercise Proceeds [C x D]..     $4,732,561     $2,395,814     $2,917,939
                                     ----------     ----------     ----------
     Average Market Price in
 F   Period.....................         $17.13         $11.06          $8.63
                                     ----------     ----------     ----------
     Shares Repurchased At
 G   Market Price [E / F].......        276,273        216,620        338,116
                                     ----------     ----------     ----------
     Increase in Common Shares
 H   [C - G]....................        325,834        282,508        269,788
                                     ----------     ----------     ----------
     Shares Outstanding and
 I   Equivalents [A + H]........      5,795,480      5,792,344      6,048,751
                                     ==========     ==========     ==========
 J   Net Earnings for Period....     $6,610,000     $2,820,000     $3,569,000
                                     ==========     ==========     ==========
     Diluted Earnings Per Share
     [J / I]....................          $1.14          $0.49          $0.59
                                     ==========     ==========     ==========
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